Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Natural Gas Services Group, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stephen C. Taylor, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	August 13, 2021		Natural Gas Services Group, Inc.

		By:	/s/ Stephen C. Taylor
Stephen C. Taylor,
President, CEO and Chairman of the Board of Directors
(Principal Executive Officer)

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.